ULTRALIFE BATTERIES, INC.
                              1350 ROUTE 88 SOUTH
                                  P.O. BOX 622
                             NEWARK, NEW YORK 14513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 1997

      Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Meeting") of Ultralife Batteries, Inc. (the "Company") will be held on Tuesday, December 9, 1996 at 10:30 A.M. at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York for the following purposes:

      1. To elect directors for a term of one year and until their successors are duly elected and qualified.

      2. To amend the Company's 1992 Stock Option Plan by increasing the number of shares covered from 1,150,000 shares to 1,650,000 shares.

      3. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record of common stock, par value $.10 per share, of the Company at the close of business on October 28 1997 are entitled to receive notice of, and to vote at and attend the Meeting. At least 10 days prior to the Meeting, a complete list stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at Share & Blejec, P.C. 317 Madison Avenue, Suite 1421, New York, NY 10017 attn: Paul Share, Esq.. If you do not expect to be present you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to promptly return it in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                       By Order of the Board of Directors
                       Bruce Jagid

                       Chairman of the Board of Directors
                       and Chief Executive Officer

Dated: October 28, 1997

================================================================================
                                    IMPORTANT

Regardless of whether or not you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

================================================================================

                            ULTRALIFE BATTERIES, INC.
                               1350 ROUTE 88 SOUTH
                                  P.O. BOX 622
                             NEWARK, NEW YORK 14513

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ultralife Batteries, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, December 9, 1997 at 10:30 A.M. and any adjournments thereof. The Meeting will be held at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York.

     When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted for the election as directors of the persons named herein, and "FOR" Proposal 2 described below. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitutes proposed by the Board of Directors of the Company. A stockholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

     Only stockholders of record at the close of business on October 28, 1997 are entitled to notice of, and to vote at, the annual meeting of stockholders. As of October 28, 1997, there were 7,978,336 shares of the Company's stock, par value $.10 per share ("Common Stock"), outstanding, each entitled to one vote per share at the Meeting.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

     The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to stockholders of the Company is October 29, 1997.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Board of Directors currently has 8 directors. However one of them, Mr. Stuart Shikiar has chosen not to run for re-election for personal reasons and the Company has opted not to fill the vacancy at this time. Directors are elected by a plurality of the votes cast by the stockholders of the Company at a stockholders meeting at which a quorum of shares is represented. Each director shall serve until the next annual stockholders meeting and until the successor of such directors shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented on the following pages.

Name                Age    Present Principal Occupation and Employment History

Bruce Jagid         57    Mr.  Jagid,  a  founder  of the  Company,  has  been a
                          director and the Company's  Chairman  since March 1991
                          and its Chief  Executive  Officer  since January 1992.
                          Mr.  Jagid  has  over  25  years   experience  in  the
                          technical   and   business   aspects   of  the  energy
                          conversion  field.  Together  with Mr.  Rosansky,  Mr.
                          Jagid founded Power Conversion,  Inc. ("PCI") in 1970,
                          where he was the President until January 1989. PCI was
                          sold to Hawker  Siddely  PLC in 1986.  Mr.  Jagid is a
                          director of several  private  companies  and THQ, Inc.
                          Mr.  Jagid  holds  numerous  patents  in the  area  of
                          battery    technology   and   has   authored   several
                          publications on the subject.

Name                Age    Present Principal Occupation and Employment History

Martin Rosansky     59    Mr.  Rosansky,  a founder of the  Company,  has been a
                          director  since  March  1991  and the  Company's  Vice
                          Chairman   since  January  1992.   Mr.   Rosansky,   a
                          co-founder of PCI in 1970, has 30 years experience in the engineering, design and production of battery and fuel-cell systems. He was Chairman of the Board, Secretary and Treasurer at PCI from 1970 to January
                          1989, when he left PCI to pursue private investment activities. Mr. Rosansky is a director of several private companies. Mr. Rosansky holds numerous patents and has authored several publications in the field of battery technology.

Joseph N. Barrella  51    Mr.  Barrella,  a founder of the  Company,  has been a
                          director and the Company's President since March 1991 and the Company's Chief Operating Officer from October
                          1992 through  November 1996, and its Chief  Technology
                          Officer  since  November,  1996.  Prior  thereto,  Mr.
                          Barrella spent seven years as Director of Engineering at PCI, from May 1984 to January 1991. Mr. Barrella has been involved in the development and manufacture of lithium batteries for more than 20 years. He holds a number of patents relating to lithium battery designs and has authored several publications relating to battery technology.

Joseph C. Abeles    82    Mr.  Abeles,  a  founder  of the  Company,  has been a
                          director and Treasurer  since March 1991.  Mr. Abeles,
                          formerly a director of PCI, is a private  investor and
                          currently   serves  as  a  director  of  a  number  of
                          companies,     including     Intermagnetics    General
                          Corporation   ("IGC")   and   Bluegreen    Corporation
                          (formerly  Patten  Corporation).  In 1951  he  founded
                          Kawecki Chemical Co. and served as Chairman and CEO of Kawecki Berylco Industries from 1969 to 1978.

Arthur Lieberman    62    Mr.  Lieberman  has been a director and the  Company's
                          Secretary  since  March  1991.  Mr.   Lieberman  is  a
                          founder, and since 1981 has been the senior partner of
                          Lieberman  &  Nowak,  a  legal  firm  specializing  in
                          intellectual  property  law which  for many  years has
                          represented   clients  in  the  battery  industry  and
                          related fields.  Lieberman & Nowak has represented the
                          Company  in  connection   with  certain   intellectual
                          property matters.

Carl H. Rosner      68    Mr.  Rosner,  a director of the Company  since January
                          1992, is the Chairman,  and Chief Executive Officer of
                          IGC. Mr. Rosner has been Chairman of IGC since its formation and President and Chief Executive Officer since 1984.

Richard Hansen      57    Mr.  Hansen has been a director  since July 1993.  Mr.
                          Hansen has been President and Chief Executive Officer of Pennsylvania Merchant Group Ltd, an investment banking and venture capital firm, since 1987 and is a director of Computone Corporation.

The Board of Directors has unanimously approved the above-named nominees for directors. The Board of Directors recommends a vote FOR all of these nominees.

BOARD OF DIRECTORS

     The Board of Directors has met eight (8) times during the fiscal year ended June 30, 1997. Messrs Abeles, Barrella, Jagid, Rosner and Shikiar attended all eight meetings; Mr. Rosansky missed one meeting, Mr. Lieberman missed two meetings and Mr. Hansen missed three meetings.

     Each board member receives a $750 monthly retainer as well as $750 for each board meeting attended. In addition, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of Common Stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at an exercise price equal to the closing price of the Common Stock on the date of grant.

COMMITTEES OF THE BOARD

     The Board has established two standing committees to assist it in carrying out its responsibilities: the Compensation and Stock Option Committee and the Audit Committee.

     The members of the Compensation and Stock Option Committee are Joseph C. Abeles, Carl H. Rosner and Arthur Lieberman. The Compensation and Stock Option Committee has general responsibility for recommending to the Board remuneration for the Chairman and Vice Chairman and determining the remuneration of other officers elected by the Board; granting stock options and otherwise administering the Company's stock option plans; and approval and administration of any other compensation plans or agreements. This committee held no formal meetings, but acted by unanimous consent on several occasions and had informal discussions from time to time during the fiscal year ended June 30, 1997.

     The members of the Audit Committee are Joseph C. Abeles, Carl H. Rosner and Stuart Shikiar. This committee has oversight responsibility for reviewing the scope and results of the independent auditors' annual examination of the Company's financial statements; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and recommending to the Board of Directors the appointment of the independent auditors. This committee held one formal meeting as part of a regular board meeting and had informal discussions from time to time during the fiscal year ended June 30, 1997.

                                   PROPOSAL 2
                 APPROVAL OF AMENDMENT OF 1992 STOCK OPTION PLAN
                    TO INCREASE THE NUMBER OF SHARES COVERED

PROPOSED AMENDMENT

     At the meeting there will be presented to the shareholders Proposal 2, a proposal to approve and ratify an increase of 500,000 shares in the number of shares of Common Stock of the Company available under the Company's 1992 Stock Option Plan (the "1992 Plan").

     The Company has three stock option plans, the 1992 Plan, the 1991 Stock Option Plan, the 1995 Chief Executive Officer Stock Option Plan (the "1995
Plan") as well as options granted under certain employment and compensation arrangements outside of any stock option plan. The 1992 Plan was adopted by the Board of Directors on October 1992 and approved by the written consent of Shareholders of the Company owning a majority of the then outstanding shares of the Company during November, 1992. As originally adopted, the 1992 Plan provided for the issuance of up to 400,000 shares of Common Stock upon the exercise of options granted thereunder. The number of shares reserved for issuance under the 1992 Plan was increased by 250,000 shares to a total of 650,000 shares at a meeting of the Board of Directors on July 22, 1993, and approved by the shareholders at the 1993 Annual Meeting, and further increased by 500,000 shares to a total of 1,150,000 shares at a meeting of the Board of Directors on June 29, 1995 and approved by the shareholders at the 1995 Annual Meeting. Since no additional options could then be granted under the 1992 Plan, on May 14, 1997, the Board of Directors adopted an amendment to the 1992 Plan which, subject to Shareholder approval, increased the number of shares of the Company's common stock issuable upon exercise of options under the 1992 Plan by 500,000 shares, to a total of 1,650,000 shares. At October 15, 1997, options to purchase an aggregate of 1,138,200 shares of Common Stock were outstanding under the 1992 Plan. At October 15, 1997 options to purchase 148,550 shares of Common Stock have been exercised under the 1992 Plan.

     The Board of Directors believes that the prospects of the Company are contingent in part on the Company's ability to attract and retain highly qualified employees, consultants and non-employee directors. The Company periodically has granted options under the 1992 Plan to various key employees and non-employee directors. The proposed increase in shares subject to the 1992 Plan is thus essential to the Company's efforts to retain key executive and other personnel.

VOTE REQUIRED FOR APPROVAL

     Approval of the amendment to the 1992 Plan requires the affirmative vote of the holders of a majority of the shares present by person or by proxy at the meeting. The Board of Directors recommends a vote "FOR" Proposal 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of October 15, 1997 by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, and
(iii) all directors and officers of the Company as a group. Except as otherwise indicated, the persons named in this table have sole voting power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders and their addresses are the address of the Company.


                                       Number of Shares             Percent
               Name                   Beneficially Owned      Beneficially Owned
               ----                   ------------------      ------------------
Intermagnetics General Corporation
  450 Old Niskayuna Rd.
  Latham, NY 12210-0461 (1)               1,003,586                12.54%

Joseph Abeles (2)                           266,500                 3.33%

Joseph Barrella (3)                         316,000                 3.90%

Bruce Jagid (4)                             574,400                 7.10%

Richard Hansen (5)                           32,500                 0.41%

Arthur Lieberman (6)                        134,500                 1.68%

Martin Rosansky (7)                         169,500                 2.10%

Carl Rosner (8)                           1,003,586                12.54%

Stuart Shikiar (9)                           97,000                 1.21%

All directors and officers as a
  group (16 persons) (10)                 1,710,400                19.40%

(1) Includes 833 shares and options to purchase 27,000 shares which may be exercised within 60 days beneficially owned by Mr. Carl H. Rosner. Mr. Rosner is the Chairman, and Chief Executive Officer of Intermagnetics General Corporation ("IGC"). Therefore, IGC may be deemed to share voting and investment power with respect to the shares and shares issuable upon the exercise of options held by Mr. Rosner. IGC disclaims beneficial ownership of the shares and shares issuable upon the exercise of options owned by Mr. Rosner.

(2) Includes 24,000 shares subject to options which may be exercised within 60 days, 12,000 shares owned by Abeles Associates Inc. and 25,000 shares held by Mr. Abeles' spouse, as to which Mr. Abeles disclaims beneficial ownership. Excludes 1,003,586 shares beneficially owned by IGC. Mr. Abeles is a director of lGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Abeles disclaims beneficial ownership of the shares owned by IGC.

(3) Includes 127,000 shares subject to options which may be exercised within 60 days.

(4) Includes 394,500 shares subject to options which may be exercised within 60 days. Includes 5,000 shares held in trust for Mr. Jagid's children of which he disclaims beneficial ownership.

(5) Includes 25,500 shares subject to options which may be exercised within 60 days. Includes 2,000 shares owned by minor children of which Mr. Hansen disclaims beneficial ownership. Does not include shares held by Pennsylvania Merchant Group Ltd as a market-maker. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchant Group Ltd and therefore may be deemed to share voting and investment power.

(6) Includes 47,000 shares subject to options which may be exercised within 60 days and 52,500 shares held by the Arthur M. Lieberman P.C. profit sharing plan.

(7) Includes 77,000 shares subject to options which may be exercised within 60 days.

(8) Includes 27,000 options to purchase shares which may be exercised within 60 days and 975,753 shares owned by IGC. Mr. Rosner is the Chairman, and Chief Executive Officer of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Rosner disclaims beneficial ownership of the shares owned by IGC.

(9) Includes 27,000 shares subject to options which may be exercised within 60 days. Does not include 164,800 shares held in customer accounts over which Mr. Shikiar has investment power, but for which he disclaims beneficial ownership. Excludes 975,753 shares beneficially owned by IGC. Mr. Shikiar is a director of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by Mr. Shikiar. Mr. Shikiar disclaims beneficial ownership of the shares owned by IGC.

(10) Includes 838,000 shares subject to options which may be exercised within 60 days.

Section 16(a) Reporting

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: (1) each director was late in reporting an option granted on June 30, 1997; (2) Richard Hansen was late in filing a report covering 5 related transactions; (3) Mr. Jagid was late filing one report covering 2 related sales in December 1995 and another report covering an option (with 5 vesting dates) granted in March 1996; (4) Messrs Lewin, Schoenly Sullivan, Soudak and Welsh were late in filing a report covering 10 related transaction (a surrender of one option with 5 vesting dates and a simultaneous grant of one option with 5 vesting dates) and (5) Mr. Sullivan was late in filing a report covering one transaction in December 1996

                             EXECUTIVE COMPENSATION

     The names of, and certain information with respect to the Company's executive officers who are not also directors, are presented on the following pages.



Name                  Age    Present Principal Occupation and Employment History

Uri Soudak             53    Mr. Soudak joined the Company in November,  1996 as
                             its Chief Operating  Officer reporting to its Chief
                             Executive  Officer.  Prior to joining the  Company,
                             Mr.  Soudak worked for Israel  Aircraft  Industries
                             from 1991,  most recently  serving as its Corporate
                             Head of R&D and  Business  Development.  From  1988
                             until   1991   Mr.    Soudak   was   President   of
                             Microeltronics   Company,   an  Israeli   maker  of
                             electronics  equipment.  From 1985 through 1987 Mr.
                             Soudak was President of Elco Robotics  Company,  an
                             Israeli  make  of  vision   guidance   systems  for
                             robots.

Frederick F. Drulard   57    Mr.  Drulard  joined the  Company' in July 1996 and
                             became   Director   of   Corporate   Planning   and
                             Administration  in October of 1996.  He became Vice
                             President-Finance  and  Administration  in  October
                             1997. From January 1994 through July 1997 he was an independent consultant and as a Senior Associate for Greenbush & Associates, a financial consulting company. Prior thereto starting in 1986 he worked for IGC, most recently as Vice-President Corporate
                             Planning and Administration.

Stanley Lewin          65    Mr. Lewin has been a Vice  President of the Company
                             since  October  1991.  Mr.  Lewin has over 13 years
                             experience in the lithium battery  business.  Prior
                             to joining the Company, Mr. Lewin served in various
                             engineering  and  managerial   positions  at  Power
                             Conversions  Inc.  ("PCI")  from 1977 to  September
                             1991. At PCI he was responsible for overall plant operations including manufacturing and production.
                             While at PCI, Mr. Lewin was directly responsible for the establishment of battery manufacturing facilities in New Jersey, Puerto Rico and in the People's Republic of China.

Daniel K. Schoenly     61    Mr.  Schoenly has been the Company's Vice President
                             of Manufacturing since March 1997. Before then he held the position of Vice President, Manufacturing
                             Primary Batteries since May 1994. From January 1990 to May 1994, Mr. Schoenly was the Vice President of
                             Technical  Materials,  Inc., a subsidiary  of Brush
                             Wellman Inc.  Prior  thereto,  from 1982 to January
                             1990, Mr. Schoenly held various  positions at Brush
                             Wellman Inc.  Both Brush Wellman Inc. and Technical
                             Materials, Inc. manufacture engineered materials.

James Sullivan         60    Mr.   Sullivan   has   been  the   Company's   Vice
                             President-Sales,  since July 1996.  From March 1995
                             through   July  1996  he  was   President  of  C.C.
                             Communications,  Inc., an advertising agency in New
                             Jersey,  in charge of market  development  for Holt
                             Lloyd International, a car care products company in the UK. Prior to that, from November 1976 through November 1994, Mr. Sullivan was Vice-President in charge of sales with additional responsibilities for engineering and product development, for PCI, a manufacturer of lithium batteries.

John Welsh             61    Mr. Welsh has been the Company's  Vice President of
                             European   Operations  and  Managing   Director  of
                             Ultralife  Batteries  (UK) Ltd since November 1995.
                             Mr. Welsh has over 20 years  experience of managing
                             companies in the UK, USA and  Germany.  From August
                             1988 until  January 1995 he was  Marketing and then
                             Divisional   Manager  for  Hoppecke   Batteries  in
                             Germany which developed and manufactured  high rate
                             lithium  manganese  dioxide  batteries,   and  from
                             February  1995 to  October  1995  he was  Marketing
                             Manager for industrial  nickel cadmium batteries at
                             FRIWO  Silberkraft,   also  in  Germany.  Prior  to
                             joining  Hoppecke Mr. Welsh worked for 15 years for
                             Semikron,  a  German  manufacturer  of  power  semi
                             conductors. He was Managing Director of Semikron UK
                             from   February   1972  until   December  1980  and
                             President  of  Semikron  Inc.  Hudson NH until July
                             1987.

     The individuals named in the following tables include, as of June 30, 1997, the Company's Chief Executive Officer and the two other most highly compensated executive officers of the Company ("Named Executive Officers"). Total salary and bonus of each other executive officer of the Company did not exceed $100,000.

     The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiary during the Company's fiscal years ended June 30, 1997, 1996 and 1995.

                                                    Summary Compensation Table

                                                                           Long Term Compensation
                                                                         -------------------------
                                         Annual Compensation               Awards          Payouts
                             -----------------------------------------   ----------     ----------
                                                                         Restricted     Securities
      Name and                                           Other Annual      Stock        Underlying         LTIP         All Other
Principal Position  Year     Salary($)    Bonus($)      Compensation($)   Awards($)  Options/ SARs($)  Payouts ($)  Compensation ($)
------------------  ----     ---------    --------      ---------------   ---------  ----------------  -----------  ----------------
Bruce Jagid         1997      $275,00         $ 0           $36,542          $0           56,000              0            $0
Chief Executive     1996      273,654           0            33,278           0            6,000              0             0
   Officer          1995      208,076     111,200            35.545           0          106,000              0             0

Joseph Barrella     1997      155,000           0            36,288           0            6,000              0             0
President and       1996      149,808           0            30,649           0            6,000              0             0
Chief               1995      139,966      15,000            31,002           0            6,000              0             0
Technology
Officer

Stanley Lewin       1997      110,000           0            13,537           0                0              0             0
Vice President of   1996      110,000           0            11,692           0                0              0             0
   Technology       1995      101,539           0            13,854           0                0              0             0


 (1) The amounts reported in this column are summarized on the following table:

                           Bruce      Joseph     Stanley
                           Jagid     Barrella     Lewin

Insurance 1997            $7,513      $7,513      $7,513
Insurance 1996             6,499       6,499       6,499
Insurance 1995            10,267       7,656       8,872

Automobile 1997           11,029       8,500       4,374
Automobile 1996           11,029       8,400       5,193
Automobile 1995           11,028       9,096       4,982

Directors Fees 1997       15,750      15,750           0
Directors Fees  1996      15,750      15,750           0
Directors Fees 1995       14,250      14,250           0

The following table sets forth information concerning options granted to the Named Executive Officers during the Company's fiscal year ended June 30, 1997


                                              Option/SAR Grants in Last Fiscal Year

                                                                                        Potential
                                                                      Realizable Value at Assumed Annual Rates of
                  Individual Grants                                   Stock Price Appreciation for Option Term (1)
------------------------------------------------------  ----------------------------------------------------------------------------
                                % of Total
                    Number     Options/SARs
                  Securities    Granted to
                  Underlying    Employees  Exercise or
                Options/ SARs   in Fiscal   Base Price                     0% Stock    5% Stock     5% Stock  10% Stock  10%  Dollar
Name             Granted (#)     Year(11)   ($/sh)(12)  Expiration Date     Price       Price       Gain(8)     Price      Gain (14)
----             -----------     --------   ----------  ---------------     -----       -----       -------     -----      ---------
Bruce Jagid       1,500 (2)        0.5%       $11.62      Sep.30, 2001      $11.62      $14.83       $4,815     $18.71      $10,635
Chief             1,500 (3)        0.5%        $8.63      Dec 31, 2001       $8.63      $11.01       $3,570     $13.90       $7,905
   Executive      1,500 (4)        0.5%        $9.75      Mar 31, 2002       $9.75      $12.44       $4,035     $15.70       $8,925
   Officer        1,500 (5)        0.5%       $11.63      Jun 30, 2002      $11.63      $14.84       $4,815     $18.73      $10,650
                  10,000(6)        3.1%       $8 7/8      Feb. 27, 2007     $8 7/8      $14.46      $55,850     $23.02     $141,450
                  10,000(7)        3.1%       $8 7/8      Feb. 27, 2007     $8 7/8      $14.46      $55,850     $23.02     $141,450
                  10,000(8)        3.1%       $8 7/8      Feb. 27, 2007     $8 7/8      $14.46      $55,850     $23.02     $141,450
                  10,000(9)        3.1%       $8 7/8      Feb. 27, 2007     $8 7/8      $14.46      $55,850     $23.02     $141,450
                  10,000(10)       3.1%       $8 7/8      Feb. 27, 2007     $8 7/8      $14.46      $55,850     $23.02     $141,450

Joseph Barrella    1,500(2)        0.5%       $11.62      Sep.30, 2001      $11.62      $14.83       $4,815     $18.71      $10,635
President &        1,500(3)        0.5%        $8.63      Dec.31, 2001       $8.63      $11.01       $3,570     $13.90       $7,905
   Chief           1,500(4)        0.5%        $9.75      Mar. 31, 2002      $9.75      $12.44       $4,035     $15.70       $8,925
   Technology      1,500(5)        0.5%       $11.63      Jun.30,  2003     $11.63      $14.84       $4,815     $18.73      $10,650
   Officer

Stanley Lewin              0          0%         0     -----        $0          $0          $0       $0         $0


(1) There is no assurance that the value realized by an employee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements that cannot be predicted accurately.
(2)  Vested on the date of grant, September 30, 1996.
(3)  Vested on the date of grant, December 31, 1996.
(4)  Vested on the date of grant, March 31, 1997.
(5)  Vested on the date of grant, June 30, 1997.
(6)  Granted February 28, 1997, vests February 28, 1998.
(7)  Granted February 28, 1997, vests February 28, 1999.
(8)  Granted February 28, 1997, vests February 28, 2000.
(9)  Granted February 28, 1997, vests February 28, 2001.
(10) Granted February 28, 1997, vests February 28, 2002.
(11) 325,000 total number of options were granted to employees.
(12) Fair market value at date of grant.
(13) Fair market value of stock at end of actual option term, assuming annual compounding at the stated rate, less the option price.

The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended June 30, 1997 and the number and value at June 30, 1997 of unsecured stock options to purchase shares of Common Stock held by the Named Executive Officers.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                                         Value of
                          Shares        Value         Number Unexercised          Unexercised in the Money
                        Acquired on    Realized   Options/SARs at FY-End (#)     Options/SARs at FY-End ($)
        Name           Exercise (#)      ($)       Exercisable/Unexercisable    Exercisable/Unexercisable (1)
        ----           ------------      ----      -------------------------    -----------------------------
Bruce Jagid                   12,500     $68,750        380,500/170,000             $493,700/$175,000
Joseph Barrella                    0          $0           31,000/0                     $54,200/$0
Stanley Lewin                  5,000     $51,875         28,000/22,000               $36,800/$28,900

(1) Market value of Company's common stock at exercise or year-end, minus the exercise price.

     The Company has no long-term incentive plan. Consequently, there have been no qualifying awards during the fiscal year ended June 30, 1997. Also, the Company has no employee pension plans to which it makes contributions, except as described below under "401(k) Plan".

Employment Arrangements

     Effective March 1, 1994, the Company and Mr. Bruce Jagid entered into an employment agreement ("1994 Agreement"). Under the terms of the 1994 Agreement, Mr. Jagid's base salary was $200,000 per year. By an amendment to the 1994 Agreement, effective August 24, 1995 ("1995 Amendment"), Mr. Jagid's base salary was increased to $250,000 per year, effective retroactively to March 1, 1995. In accordance with the terms of the 1994 Agreement, the Company paid Mr. Jagid a bonus in the amount of $111,200 during the year ended June 30, 1995. Effective March 1, 1996, Mr. Jagid's salary was increased to $275,000 per year. Effective March 1, 1997 Mr. Jagid's salary was increased to $300,000 and the Company agreed that Mr. Jagid will receive one-year's salary as severance should his employment terminate after a change in control of the Company.

     Pursuant to the 1994 Agreement, the Company granted to Mr. Jagid an option to purchase 150,000 shares of Common Stock at a price of $11.00 per share. This option expires on March 1, 2000 and vests with respect to 30,000 shares on March 1, 1995, 1996, 1997, 1998 and 1999. Pursuant to the 1994 Agreement such options will vest on each of such dates even if Mr. Jagid is no longer an employee of the Company, since, Mr. Jagid remained employed by the Company through March 1, 1997. Such option was ratified by the stockholders of the Company at the 1996 Annual Meeting of Stockholders.

     As of March 1, 1995, the Company agreed, contingent on shareholder approval, to grant Mr. Bruce Jagid an additional option to purchase 100,000 shares of Ultralife common stock at $14.25 per share. This option vests in 20,000 share increments on March 1, 1996, 1997, 1998, 1999 and 2000 respectively and will expire on March 1, 2001. Such options, once vested, will remain exercisable until expiration, notwithstanding the subsequent termination of Mr. Jagid's employment. Such option was ratified at the Company's December 7, 1995 annual stockholders' meeting.

     The original term of Mr. Jagid's 1994 Agreement was three years expiring on February 28, 1997. The 1995 Amendment extended the term by three years, so as to terminate on February 28, 2000. Unless terminated for cause, upon expiration of the agreement, Mr. Jagid will receive severance at the rate of one month's salary for each year of employment with the Company, not to exceed three months, prorated for partial years worked.

     On February 28, 1997, Mr. Jagid was granted an option under the Company's 1992 Stock Option Plan to purchase 50,000 shares at $8 7/8 per share, the closing price on such date. Such Option expires on February 27, 2007, and will vest with respect to 10,000 shares on February 28, of each of 1998, 1999, 2000, 2001 and 2002.

     The Company entered into an employment agreement dated January 18, 1991 with Mr. Joseph N. Barrella (the "Agreement"). The Agreement was amended as of December 21, 1992 (the "Amendment"). The Agreement and the Amendment provide that Mr. Barrella will serve as President, at an annual salary of $110,000 for 1991 and 1992, $125,000 for 1993, $135,000 for 1994, $145,000 for 1995 and
$155,000 for 1996. Subsequent to January 20, 1994, Mr. Barrella became an "at-will" employee. The Agreement and Amendment provide that the Company will provide to Mr. Barrella in addition to his compensation, (i) reimbursement for an apartment in the Rochester, New York area to a maximum of $6,000 per year,
(ii) a leased automobile with a cost not to exceed $700 per month, and (iii) granted Mr. Barrella an "incentive" Option to acquire 100,000 shares of Common Stock of the Company under the Company's 1992 Stock Option Plan (discussed below). The Company and Mr. Barrella have agreed that after December, 1996, Mr. Barrella will no longer be reimbursed for an apartment in the Rochester, New York area. Effective July 1, 1997 Mr. Barrella's salary was increased to $165,000 per annum.

     In addition to the above compensation, each board member receives a $750.00 monthly retainer as well as $750.00 for each board meeting attended. In addition, commencing June 30, 1993, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of the Company's common stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at a purchase price equal to the closing price of the Common Stock on the date of grant.

DESCRIPTION OF OPTION PLANS AND NON-PLAN OPTIONS

     1991,1992 and 1995 Stock Option Plans. The Company has three stock option plans and a number of options granted not pursuant to any plan. The plans, include the Company's 1991 Stock Option Plan ("1991 Plan") the Company's 1992 Stock Option Plan (the "1992 Plan") and the Company's 1995 Chief Executive Officer Stock Option Plan (the "1995 Plan"). The 1991 and 1992 Plans expire in 2001 and 2002 respectively, and currently cover a maximum of 100,000 and 1,150,000 shares respectively (subject to the adoption of proposal 2 which will increase the maximum for the 1992 Plan to 1,650,000 shares). The 1991 and 1992 Plans are administered by the Compensation and Stock Option Committee (the "Committee") which consists of Arthur Lieberman, Carl H. Rosner and Joseph C. Abeles. Subject to the express provisions of the 1991 and 1992 Plans, the Committee has the authority to interpret the Plans, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan.

     Key employees and consultants of the Company (including employees and consultants who are also directors of the Company) are eligible to receive options under the 1991 and 1992 Plans. Key employees are eligible to receive incentive stock options ("ISOs") under the 1992 Plan, and non-qualified stock options ("NQSOs") under the 1991 and 1992 Plans. Consultants are eligible to receive only NQSOs under either Plan. The 1991 and 1992 Plans confer discretion on the Committee to select key employees and consultants to receive options. The Committee determines the exercise price of the option granted, except that the exercise price may not be less than 100% of the fair market value of the shares for an ISO under the 1992 Plan, or 85% of the fair market value of the shares for a NQSO, on the date of grant.

     The Committee determines the term of the option, except that no option may have a term of more than ten years. No ISO granted to a Control Person may have a term of more than five years. The Committee also determines whether an option is exercisable in installments and whether the exercise price may be paid in Common Stock, including Common Stock acquired pursuant to the option being exercised.

     The 1992 Plan provides for an automatic grant on the last day of each calendar quarter starting on June 30, 1993, to each director on such grant date, of a five-year NQSO to purchase 1,500 shares of Common Stock at an exercise price equal to the closing price of the stock on the date of grant.

     Options granted to key employees, consultants and directors may be exercised, prior to termination of employment in the case of the 1991 Plan, and under the 1992 Plan within 90 days following the termination of an employee's employment or a consultant's consulting relationship with the Company or a director's term of office with the Company (unless the director continues to be an employee or consultant of the Company). The Committee shall have the discretion to provide that upon termination of an employee's employment or a consultant's consulting relationship as a result of retirement, disability or death, such grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability, and (ii) three months from the date of such termination in the case of retirement or other disability. In no event are options exercisable beyond their stated terms.

     All options granted under the 1991 and 1992 Plans become exercisable upon a "change in control" as defined in the 1991 and 1992 Plans. The 1992 Plan provides that in the event of changes in corporate structure which in the judgment of the Committee materially affect the value of shares, the Committee may determine the appropriate adjustment to the number and class of shares and the exercise price per share for any outstanding option.

     As of June 30, 1997, NQSOs to purchase an aggregate of 91,500 shares of Common Stock had been granted under the 1991 Plan, all at an exercise price of $4.00 per share. During the fiscal year ended June 30, 1997, no options were granted and options to purchase 5,625 were exercised and no options to purchase shares were canceled under the 1991 Plan. At present the Company does not intend to grant any further options under the 1991 Plan.

     As of June 30, 1997, options to purchase an aggregate of 1,288,000 shares of Common Stock had been granted under the 1992 Plan at exercise prices ranging from $6.38 to $24.50 per share. Of such amounts, during the fiscal year ended June 30, 1997, options to purchase 325,000 shares have been granted at prices ranging from $8.63 to $14.75 per share, options to purchase 7,000 shares have been exercised at prices ranging from $8.75 to $9.00 per share and options to purchase 102,000 shares have been canceled.

     The Company granted to each of Mr. Barrella, Mr. Jagid, the Company's Chief Executive Officer, and Mr. Rosansky, the Company's Vice Chairman, options under the 1992 Plan to purchase 6,000 shares during the fiscal years ended June 30, 1997, 1996 and 1995, respectively, as a director of the Company.

     Pursuant to the 1995 Plan, which was adopted by the Stockholders of the Company, at the 1995 Annual meeting of Stockholders, Bruce Jagid was granted an option to purchase 100,000 shares of the Company's Common Stock at $14.25 per share. These options vest at a rate of 20,000 shares on March 1, 1996, 1997, 1998 1999 and 2000. Under the terms of the 1995 Option, once the right to purchase a number of shares vests, it remains vested until the options expiration on March 1, 2001, notwithstanding any subsequent termination of Mr. Jagid's employment. None of these options have been canceled or exercised.

NON-PLAN OPTIONS

     As of June 30, 1994, options to purchase an aggregate of 375,000 shares of Common Stock were outstanding under various arrangements other than the 1991 Plan, the 1992 Plan or the 1995 Plan ("non-plan options"). No non-plan options to purchase shares were issued or canceled during the fiscal year ended June 30, 1997. Non-plan options to purchase 17,500 shares were exercised, at a price of $4.00 per share during the fiscal year ended June 30, 1997. Mr. Lewin exercised a non-plan option to purchase 5,000 shares and Mr. Jagid exercised a non-plan option to purchase 12,500 shares during the fiscal year ended June 30, 1997. During the fiscal year ended June 30, 1993, Mr. Jagid was granted non-plan options to purchase 300,000 shares of Common Stock, of which 75,000 are at an exercise price of $4.00 per share which vest over two years and 225,000 are at an exercise price of $9.75 per share which vest over five years. During the fiscal year ended June 30, 1994, Mr. Jagid was granted non-plan options to purchase 150,000 shares of Common Stock ("the 1994 Option") at an exercise price of $11.00 per share which vest over five years. See "Employment Arrangements" for further details regarding the options granted to Mr. Jagid.

401(K) PLAN

     The Company established a profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"), effective as of June 1, 1992 which was amended effective as of January 1, 1994. All employees in active service which have completed six consecutive months of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 20% be withheld by the Company and contributed to their account under the 401(k) Plan. The 401(k) Plan permits, but does not require, additional contributions for non-highly compensated employees to the 401(k) Plan by the Company.

     In April, 1996 the Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee's annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. The Company made a contribution of approximately $32,000 as of December 31, 1996 with respect of calendar year 1996. The Company's contribution is expected to be higher with respect to calendar year 1997 both because of the higher maximum percentage of salary which it will match under the Plan, and because a significantly higher number of employees qualify for matching contributions.

     All 401(k) contributions are placed in a trust fund to be invested at the trustee's discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustee. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

     Compensation determinations are made by the Company's Compensation and Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

     The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.

     In general, the Company compensates its executive officers through a combination of salary and stock option awards. Additionally, the Company's executives are eligible to participate in or receive benefits under an employee benefit plan made available by the Company to its executives and/or employees.

SALARY

     Of the primary elements of executive compensation set forth above, salary is the least affected by the Company's performance; although it is very much dependent on individual performance. The Company believes that salaries paid to its executives are competitive with industry norms. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee. Salary levels for executives are determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

     Executives' salaries are reviewed annually. The timing and amount of any increase to executives are both dependent upon (i) the performance of the individual and, to a lesser extent, (ii) the financial performance of the Company.

STOCK OPTIONS

     Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company's Common Stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Stock Option Committee believes that stock options, which provide value to the participants only when the Company's stockholders benefit from stock price appreciation, are an appropriate complement to the Company's overall compensation policies. Plan as well as non-plan awards are made to executive officers of the Company. The decision to award stock options to an executive is based upon such considerations as the executive's position with the Company and is designed to be competitive for individuals at that level. The Compensation and Stock Option Committee administers the Company's stock option plans and awards plan and non-plan stock options to executives of the Company.

EMPLOYEE BENEFIT PLANS

     Executives of the Company are each entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance plan, health insurance plan or other employee benefit plan made available by the Company to its executives and employees. Currently, the Company provides medical insurance for its executive officers and has established the 401(k) Plan. All executive officers and employees are eligible to participate in the 401(k) Plan.

CHIEF EXECUTIVE OFFICER

     In reviewing the performance of the Chief Executive Officer, the Compensation and Stock Option Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company. Upon review of such criteria and upon the favorable recommendation of the Compensation and Stock Option Committee, Mr. Jagid's salary has been increased to $300,000 effective March 1, 1997.

                                        Compensation and Stock Option Committee

                                        Joseph C. Abeles
                                        Carl H. Rosner
                                        Arthur Lieberman


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation and Stock Option Committee, consisting of Messrs. Abeles, Rosner and Lieberman, deliberate on issues concerning executive compensation. Mr. Abeles acts as the Company's Treasurer. Mr. Abeles is a director of IGC and a member of IGC's Compensation Committee. Mr. Rosner is the Chairman, and Chief Executive Officer of IGC and is a member of the Company's Compensation and Stock Option Committee.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing December 23, 1992 (the date of the Company's initial public offering) through the fiscal year ended June 30, 1997 with the NASDAQ National Market Index and the NASDAQ Electrical Components Index for the same period. The comparison assumes $100 was invested on December 23, 1992 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the comparison period.

[OBJECT OMITTED]

                                  OTHER MATTERS

     The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

     In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal offices not later than the close of business on July 18, 1998.

     A   representative   of  Arthur  Andersen  LLP,  the  Company's   principal
accountant, plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

     Copies of the Company's Annual Report and form 10-K for the year ended June 30, 1997, as filed with the SEC, will be furnished without charge to beneficial stockholders or stockholders of record on October 1, 1997, upon request. Please contact: Corporate Secretary, Ultralife Batteries, Inc., 1350 Route 88 South, Post Office Box 622, Newark, New York, 14513, Telephone (315) 332-7100.

October 28, 1997                     By Order of the Board of Directors

                                              Bruce Jagid
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

PROXY                      ULTRALIFE BATTERIES, INC
               Annual Meeting of Shareholders - December 9, 1997
              Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints each of Bruce Jagid and Joseph Barrella as the undersigned's proxy, with full power of substitution, to vote all the undersigned's shares of common stock in Ultralife Batteries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on December 9, 1997 at 10:30 A.M. local time, at the offices of Chase Manhattan Bank, 410 Park Avenue, New York, New York, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

PROPOSAL 1. ELECTION OF DIRECTORS:

|_| FOR  all  nominees  listed  below  |_| WITHHOLD AUTHORITY to vote for all or
                                           the following nominees:

 -------------------------------------------------------------------------------
(Nominees: Bruce Jagid, Joseph Abeles, Joseph Barrella, Richard Hansen, Arthur Lieberman, Martin Rosansky, Carl H. Rosner)

PROPOSAL 2. AMENDMENT OF 1992 STOCK OPTION PLAN - To increase number of
                                                  Shares Covered.

FOR |_|                           AGAINST |_|                        ABSTAIN |_|

                  (continued and to be signed on reverse side)

Each properly executed proxy will be voted in accordance with specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted FOR the listed nominees and FOR Proposal 2.

                                                    DATED:__________________1997

                                                    ____________________________
                                                          Signature

                                                    ____________________________
                                                     Signature if Held Jointly

                                                    Sign  exactly  as set  forth
                                                    herein.    If    signed   as
                                                    executor,     administrator,
                                                    trustee     or     guardian,
                                                    indicate   the  capacity  in
                                                    which   you   are    acting.
                                                    Proxies   by    corporations
                                                    should  be  signed by a duly
                                                    authorized  officer and bear
                                                    corporate seal.

      Please Sign and Return the Proxy Card Promptly in Enclosed Envelope